Exhibit 23.2

CONSENT OF NORTHSTAR RESEARCH PARTNERS

Northstar Research Partners (“Northstar”) hereby consents to the use of Northstar’s name and data from the research conducted by Northstar on behalf of Tumi Holdings, Inc. (the “Company”) in the Company’s Annual Report on Form-10-K for the year ended December 31, 2013 (“the Form 10-K”). We hereby consent to the incorporation by reference of said reports in the Registration Statement of Tumi Holdings, Inc. on Form S-8 (File No. 333-180869).

February 28, 2014

NORTHSTAR RESEARCH PARTNERS

By:	/s/ Craig Binkley
Name: Craig Binkley
Title: Chief Executive Officer